UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2009

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Resignation of Ronald Snyder as President and Chief Executive Officer

Effective March 16, 2009, Ronald Snyder will resign as President and Chief Executive Officer of Crocs, Inc. (the “Company”).  Mr. Snyder is resigning for personal reasons and is not resigning because of a disagreement with the Company or on any matter relating to its operations, policies or practices.  Mr. Snyder will continue to serve as a member of the Board of Directors (the “Board”) of the Company and will stay with the Company to assist with the transition until at least April 1, 2009.

Appointment of John Duerden as President and Chief Executive Officer

On February 24, 2009, John Duerden was appointed President and Chief Executive Officer of the Company, effective March 16, 2009.  He will serve as the Company’s president and principal executive officer.  The Board also intends to appoint Mr. Duerden to the Board on March 16, 2009.

Mr. Duerden, age 68, joins the Company from the Chrysallis Group, a consulting group focused on the development and renewal of brands, which he founded in 2006. From 2004 to 2006, Mr. Duerden served as non-executive director of Telewest plc, a British cable TV, telephony and broadband company. From 2002 to 2005, Mr. Duerden was chief operating officer, development division, of Invensys plc, a British engineering conglomerate. From 1995 to 2001, he was chairman and chief executive officer of Dictaphone Corp., a maker of dictation, voice management and voice processing hardware and software. From 1990 to 1995, Mr. Duerden served as president and chief operating officer of Reebok International, a producer of athletic footwear, apparel, and accessories. Mr. Duerden currently serves as a director of Obagi Medical Products, Inc.

The Company entered into an employment agreement dated February 24, 2009 with Mr. Duerden.  The employment agreement provides that Mr. Duerden will receive an annual base salary of $850,000 (“Base Salary”), subject to annual adjustments. Mr. Duerden will also be eligible for a bonus pursuant to the Company’s 2008 Cash Incentive Plan (“Bonus Plan”) based on performance criteria established by the compensation committee of the Board. Mr. Duerden’s bonus target under the Bonus Plan will be 100% of his annual Base Salary with a possible payout of up to 200% of his annual Base Salary. The employment agreement also provides that Mr. Duerden will receive a $350,000 signing bonus within five business days of commencing his employment with the Company. In addition, Mr. Duerden will receive relocation benefits and reimbursement of up to 12 months of housing expenses while he looks for a permanent residence in the Boulder, Colorado metro area. He will also be entitled to participate in all employee benefit plans and programs generally available to the Company’s executives, including the Company’s 2007 Senior Executive Deferred Compensation Plan.

On February 24, 2009, in connection with the execution of the employment agreement, Mr. Duerden was granted 400,000 shares of restricted Company common stock and options to purchase 400,000 shares of Company common stock at $1.37 per share, the closing price of the Company common stock on the Nasdaq Global Select Market on the date of grant. Twenty-five percent of the restricted stock  and options will vest on the first anniversary of the grant date and the remaining options will vest in 36 equal monthly installments upon his completion of each additional month of continuous employment with the Company after the first anniversary of the grant date.

The employment agreement also provides that if Mr. Duerden is terminated by the Company involuntarily without cause (as defined in the employment agreement), he will receive: (A) a lump sum equal to one year’s Base Salary in effect at the time of termination; (B) the bonus payment that would have been paid to him in accordance with the terms and conditions of the Bonus Plan for the year in which he was terminated, prorated based on the portion of the year he was employed by the Company; and (C) a lump sum annual bonus payment equal to one year’s Base Salary in effect at the time of  termination. In addition, if Mr. Duerden is terminated by the Company involuntarily without cause, the Company will pay the employer portion of premiums for health insurance coverage until the earlier of (i) twelve months after the termination, or (ii) the effective date of any subsequent similar coverage that Mr. Duerden obtains by becoming employed by another company. Finally, if Mr. Duerden is terminated by the Company involuntarily without cause, unvested stock options and restricted stock held by Mr. Duerden that would have vested had he remained employed by the Company for the 12 month period following the termination date will immediately vest.

In addition, the employment agreement provides that if Mr. Duerden resigns from his employment with the Company for good reason (as defined in the employment agreement), he will receive the severance payments and benefits described above relating to involuntary termination without cause.  If Mr. Duerden resigns for good reason within six months of a change in control of the Company (as defined in the agreement), the unvested stock options and restricted stock then held by Mr. Duerden that would have vested had he remained employed for 24 months after the resignation date, rather than 12 months, will immediately vest.

The employment agreement requires Mr. Duerden to maintain confidential information regarding the Company and to assign certain inventions and intellectual property to the Company. During his employment with the Company and for eight months after the termination of his employment with the Company, Mr. Duerden will be restricted from participating in certain competitive businesses. During his employment with the Company and for a period of twelve months after the termination of his employment with the Company, Mr. Duerden will be restricted from soliciting employees and customers of the Company.

The summary of the employment agreement is qualified by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of W. Stephen Cannon to the Board of Directors

Effective February 24, 2009, W. Stephen Cannon was appointed to the Company’s Board.  Mr. Cannon is expected to serve on the Compensation Committee and the Governance and Nominating Committee of the Board.

Mr. Cannon, age 57, is the  chairman of Constantine Cannon LLP, a law firm, and the managing partner of Constantine Cannon’s Washington, DC office.      Prior to joining Constantine Cannon in 2005, Mr. Canon was the senior vice president, general counsel and secretary of Circuit City Stores, Inc., a retailer of consumer electronics.

As compensation for his service on the Board, Mr. Cannon will receive the Company’s standard compensation for non-employee directors.  There are no understandings or arrangements between Mr. Cannon and any other person pursuant to which he was selected as a director.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1                         Employment Agreement dated February 24, 2009 by and between Crocs, Inc. and John Duerden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: March 2, 2009	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated February 24, 2009 by and between Crocs, Inc. and John Duerden.